UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2004

APHTON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19122	95-3640931
(State or Other Jurisdiction of Incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

80 S.W. Eighth Street, Miami, Florida	33130
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code (305) 374-7338

(Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition

On February 24, 2004, Aphton Corporation issued a press release announcing that it would reclassify certain line items on its balance sheet to reflect a recalculation of the value of the beneficial conversion feature attributable to the Company’s issuance of $20.0 million convertible debentures and reporting its expectations of the amounts and effects of these adjustments as of December 31, 2003. A copy of the press release is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2004	APHTON CORPORATION /S/ FREDERICK W. JACOBS Frederick W. Jacobs Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description
99.1	News release dated February 24, 2004

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